EXHIBIT 99.1

FOR RELEASE JULY 30, 2012

SOURCE: Uni-Pixel, Inc.

UniPixel Reports Second Quarter 2012 Results

THE WOODLANDS, Texas — July 30, 2012 — UniPixel, Inc. (NASDAQ: UNXL), a provider of Performance Engineered Films to the touch screen, flexible printed electronics, lighting and display markets, reported results for the second quarter ended June 30, 2012.

Q2 2012 Operational Highlights

•
Introduced a new range of grid patterns and sizes for UniBoss™. Varying grid patterns of ultra-thin conductive elements on film surfaces are laminated together to create resistive touch as well as pro-cap touch sensors, with a passive grid useful for electromagnetic interference (EMI) shielding. Along with UniBoss performance benefits of being flexible and more conductive than ITO, variable grid patterns enable a wider variety of applications in the flexible electronic film market, including large form factor applications and multi-gesture touchpads. This has led to certain reference designs in the third quarter.

•
Fulfilled a number of purchase orders for Diamond Guard™ Hard Coat film submitted by major electronic OEMs, ODMs and film converters that are advancing product designs which take advantage of Diamond Guard’s unique characteristics. Subsequent to the quarter, UniPixel achieved production-level qualification for Diamond Guard with its manufacturing and distribution partner, Carestream Tollcoating. With Carestream, UniPixel has established the capacity to support large-scale volume production of more than 100 million square feet per year of Diamond Guard as either a cover glass replacement or protective cover film.

•
Addressing interest from OEMs and ODMs to combine Diamond Guard Hard Coat film with its UniBoss touch sensor to produce a thinner, more cost effective touch screen display, UniPixel produced new functional prototypes to demonstrate that laminating Diamond Guard with UniBoss eliminates the need for protective cover glass or sensor glass. As a combined solution, this offers a much thinner solution than ITO glass and cover glass combination, better than one-fifth the thickness of current touch screen displays on the market and at a competitive cost. The company anticipates UniBoss could be a significant growth driver for Diamond Guard in 2013.

•	Advanced development of UniBoss sensors for use in non-display applications, including a touchless, gesture-based sensor interface and a large form factor interface.

•
Produced functional prototypes with Texas Instruments that integrates TI’s touch controllers with UniPixel’s UniBoss touch sensor films, which have produced promising data to be analyzed for product production qualification. UniPixel and TI intend to bring to market high-quality touch screen solutions at competitive costs to global OEMs.

•
Submitted four patent applications during the quarter related to the company's Performance Engineered Films, bringing the company's intellectual property portfolio to total 54 patent applications submitted, with three patents issued. Enhancing the company’s IP portfolio continues to be a priority in terms of creating strategic value including establishing strong barriers to entry.

Management Commentary
“In Q2, we made strong progress towards global product launches of UniBoss and Diamond Guard,” said UniPixel president and CEO, Reed Killion. “In collaboration with the Texas Instruments team to integrate TI’s touch controllers with our UniBoss touch sensor films, we’ve produced functional prototypes that reaffirm our thoughts on the performance and cost benefits the UniBoss touch sensor brings to the touch sensor market, which Display Search estimates will reach $19 billion by 2017. We’ve also made progress on developing reference designs with several global controller manufacturers for UniBoss printed touch sensors. We have designs and prototype efforts at 10.1, 13.3, 15.6 and 23 inch diagonal form factors.

“In fact, we’ve received our first reference design for UniBoss as an ‘e-sensor’, which makes possible a revolutionary touchless interface that uses hand gestures, and takes advantage of the latest advances in computer hardware and operating systems. We anticipate the ‘e-senor’ to be introduced to the notebook market in the second quarter of 2013 or sooner.

“Another non-display UniBoss-based solution we’ve received a design request for is our EMI filter that isolates the touch sensor from the LCD. We believe it offers a lower cost and better isolation than other EMI filters on the market, currently used in computer notebooks. It is also applicable to a wide variety of devices requiring EMI shielding. Currently, we are working with a global controller manufacturer and a major OEM in the PC market to implement our 12.1 inch EMI shielding filter into a notebook, which could represent 15,000 to 20,000 units per month once implemented.

 “As we begin the second half of 2012, we are turning our focus toward developing our downstream supply chain to help meet the anticipated demand for UniBoss. We are seeking to license electro-less plating manufactures, as well as qualifying die-cutting and lamination partners, to support our touch sensor manufacturing process. We will keep our design, mastering and roll-to-roll flexible electronics manufacturing in-house for the foreseeable future.”

Q2 2012 Financial Summary
In the second quarter 2012, the company produced marginal revenues as it focused on advancing the development and market introduction of its flagship products, UniBoss and Diamond Guard.

Selling, general and administrative (SG&A) expenses in the second quarter of 2012 totaled $889,000, as compared to $932,000 in the same year-ago quarter. The decrease in SG&A expenses was primarily due to the decreased contract labor expense in the second quarter of 2012.

Research and development expenses in the second quarter of 2012 totaled $1.2 million, as compared to $0.9 million in the same quarter last year. The increase in R&D expenses was primarily due to increased lab expense related to prototype development.

Net loss was $2.0 million or $(0.29) per share in the second quarter of 2012, as compared to a net loss of $1.7 million or $(0.24) per share in the same year-ago quarter.

Cash and cash equivalents totaled $4.6 million at June 30, 2012, as compared to $7.2 million at December 31, 2011. The decrease in cash was primarily due to research and development expenses.

Conference Call
UniPixel President and CEO Reed Killion and CFO Jeff Tomz will host a conference call later today to discuss the second quarter of 2012 and outlook for the second half of the year, followed by a question and answer period.

Date: Monday, July 30, 2012
Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)
Dial-In Number: 1-877-941-2069
International: 1-480-629-9713
Conference ID#: 4552201

The conference call will be broadcast simultaneously and available for replay via the Investors section of the company's website at www.unipixel.com or by clicking here.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day and until August 30, 2012:

Toll-free replay number: 1-877-870-5176
International replay number: 1-858-384-5517
Replay pin number: 4552201

About UniPixel
Headquartered in The Woodlands, Texas, UniPixel, Inc. (NASDAQ:UNXL) delivers Performance Engineered Films to the Lighting, Display and Flexible Electronics markets. UniPixel's high-volume roll-to-roll or continuous flow manufacturing process offers high-fidelity replication of advanced micro-optic structures and surface characteristics over large areas. A key focus for UniPixel is developing electronic conductive films for use in electronic sensors for consumer and industrial applications. The company's newly developed UniBoss™ roll-to-roll electronics manufacturing process prints conductive elements on thin film with trace widths down to ~ 5um. The company is marketing its films for touch panel sensor, cover glass replacement, protective cover film, antenna and custom circuitry applications under the UniPixel label, and potentially under private label or Original Equipment Manufacturers (OEM) brands. UniPixel's brands include Clearly Superior™, Diamond Guard™ and others. For further information, visit www.unipixel.com.

Forward-looking Statements
All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, commercial acceptance of our products, technical developments by us and our competitors and the timing of those developments, and the other factors set forth under Item 1A “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2011. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q and Current Reports on Form 8-K.

Trademarks in this release are the property of their respective owners.

Company Contact:
Jeff Tomz, CFO
UniPixel, Inc.
Tel 281-825-4500

Investor Relations Contact:
Scott Liolios or Ron Both
Liolios Group, Inc.
Tel 949-574-3860
UNXL@liolios.com

Uni-Pixel, Inc.
Condensed Consolidated Balance Sheets

	June 30, 2012	December 31, 2011
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$4,630,449	$7,216,663
Accounts receivable, net	47,796	4,550

Total current assets	4,678,245	7,221,213

Property and equipment, net of accumulated depreciation of $2,230,224 and $1,977,241, at June 30, 2012 and December 31, 2011, respectively	910,742	1,149,654
Restricted cash	17,439	17,439

Total assets	$5,606,426	$8,388,306

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Accounts payable	$154,626	$87,468

Total current liabilities	154,626	87,468

Total liabilities	154,626	87,468

Commitments and contingencies	—	—

Shareholders’ equity
Common stock, $0.001 par value; 100,000,000 shares authorized, 7,142,307 shares issued and outstanding at June 30, 2012 and December 31, 2011	7,142	7,142
Additional paid-in capital	71,824,143	70,589,438
Accumulated deficit	(66,379,485)	(62,295,742)

Total shareholders’ equity	5,451,800	8,300,838

Total liabilities and shareholders’ equity	$5,606,426	$8,388,306

Uni-Pixel, Inc.
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Revenue	$70,560	$137,978	$74,124	$189,566

Cost of revenues	24,106	36,313	25,479	44,007

Gross margin	46,454	101,665	48,645	145,559

Selling, general and administrative expenses	888,804	932,234	1,817,873	2,448,002
Research and development	1,197,263	901,851	2,317,341	2,526,166

Operating loss	(2,039,613)	(1,732,420)	(4,086,569)	(4,828,609)

Other income (expense)
Interest income (expense), net	1,255	3,694	2,826	7,443

Net income (loss)	$(2,038,358)	$(1,728,726)	$(4,083,743)	$(4,821,166)

Per share information
Net income (loss) - basic	$(0.29)	$(0.24)	$(0.57)	$(0.68)
Net income (loss) - diluted	(0.29)	(0.24)	(0.57)	(0.68)

Weighted average number of basic common shares outstanding	7,142,307	7,137,041	7,142,307	7,134,480
Weighted average number of diluted common shares outstanding	7,142,307	7,137,041	7,142,307	7,134,480